EX-99.23.i.ii
THOMPSON BRUSSELS   CINCINNATI   CLEVELAND    COLUMBUS    DAYTON    NEW YORK
WASHINGTON, D.C.
         HINE


                                             October 1, 2004

Analysts Investment Trust
7750 Montgomery Road
Cincinnati, Ohio  45236

Gentlemen:

       A legal opinion (the "Legal Opinion") that we prepared was filed with Post-Effective Amendment No. 14 to the Analysts Investment Trust Registration Statement (the "Registration Statement"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 16 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                             Very truly yours,



                                             /s/Thompson Hine LLP